Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-179372) of Transcontinental Gas Pipe Line Company, LLC and in the related Prospectus of our report dated February 27, 2012, with respect to the consolidated financial statements of Transcontinental Gas Pipe Line Company, LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Houston, Texas

February 27, 2012